CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the statement of additional information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 37 to File No. 333-00641; Amendment No. 38 to File No. 811-07527) of the Turner Funds of our report dated November 3, 2004, included in the 2004 Annual Report to shareholders.



                                                    ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 25, 2005